Exhibit 21.1

SUBSIDIARIES OF HUNTINGTON BANCSHARES INCORPORATED

The direct and indirect subsidiaries of Huntington Bancshares Incorporated at December 31, 2011, are listed below. The state or jurisdiction of incorporation or organization of each subsidiary (unless otherwise noted) is Ohio.

41 South High Ltd.**

7575 Corporation

BFOH Capital Trust I (Delaware)

Creditron Canada, Inc. (Ontario, Canada) **

Creditron Corporation (Illinois) **

Creditron, Inc.

Forty-One Corporation

Fourteen Corporation

Franklin Mortgage Asset Trust 2009-A (Delaware)

Haberer Registered Investment Advisor, Inc.

Hatco, LLC (Delaware)

HBI Payments Holdings, Inc.

HBI Specialty Insurance, Inc.

HBI Title Services, Inc.

HCFFL, LLC (Nevada)

HLFB, Inc. (Nevada)

HMC Reinsurance Company (Vermont)

HNB 2000-B (NQ) LLC (Delaware)

HNB 2000-B (Q) LLC (Delaware)

HNB I LLC (Delaware)

HPAL Holdings, LLC (Nevada)

HPAL, LLC (Nevada)

HPC Holdings-II, Inc. (Indiana)

HPCDS, Inc. (Nevada)

HPCKAL, LLC (Nevada)

HPCLI, Inc.

HREIC Holdings, LLC

Huntington Asset Advisors, Inc.

Huntington Asset Services, Inc. (Delaware)

Huntington Auto Loan Investor, LLC (Delaware)

Huntington Auto Trust 2000-B (Delaware)***

Huntington Auto Trust 2006 (Delaware)

Huntington Auto Trust 2008-1 (Delaware)

Huntington Auto Trust 2009-1 (Delaware)

Huntington Auto Trust 2011-1 (Delaware)

Huntington Bancshares Financial Corporation

Huntington Bancshares Florida, Inc.

Huntington Capital Financing Holdings I, Inc. (Nevada)

Huntington Capital Financing Holdings II, Inc. (Nevada)

Huntington Capital Financing OREO, Inc. (Nevada)

Huntington Capital I (Delaware)

Huntington Capital II (Delaware)

Huntington Capital III (Delaware)

Huntington Capital IV (Delaware)

Huntington Capital V (Delaware)

Huntington Capital VI (Delaware)

Huntington Captive Insurance Company (Arizona)

Huntington Equipment Finance, Inc. (Delaware)

Huntington Equity Investments, LLC

Huntington Finance LLC

Huntington Funding, LLC (Delaware)

Huntington Insurance, Inc.

Huntington LT (Delaware)

Huntington Merchant Services, L.L.C. (Delaware) **

Huntington Mezzanine Opportunities Inc.

Huntington Municipal Fund I, Inc.

Huntington Municipal Fund II, Inc.

Huntington Municipal Securities, Inc. (Nevada) *

Huntington New Markets, CDE, LLC

Huntington Preferred Capital Holdings, Inc. (Indiana)

Huntington Preferred Capital II, Inc.

Huntington Preferred Capital, Inc.

Huntington Residential Mortgage Securities, Inc.

Huntington Trade Services, Asia, Limited (Hong Kong) *

Huntington Trade Services, Inc.

Huntington West, Inc. (Delaware)

Inner City Partnerships, LLC **

LeaseNet Group, LLC

Metropolitan Savings Service Corporation

Mezzanine Opportunities LLC **

Mezzanine Opportunities II LLC **

Minette LP (Cayman Islands)

Netvantage, Inc. (Maryland)

Prospect Trust I (Delaware)

Rate Risk Management Advisors, LLC

Sky Access, Inc. (Ohio)

Sky Capital LLC (Delaware)

Sky Financial Capital Trust I (Delaware)

Sky Financial Capital Trust II (Delaware)

Sky Financial Capital Trust III (Delaware)

Sky Financial Capital Trust IV (Delaware)

STB Auto Exchange, LLC

The Derlam Company

The Huntington Capital Investment Company

The Huntington Community Development Corporation

The Huntington Investment Company

The Huntington Kentucky, LLC (Kentucky)

The Huntington Leasing Company

The Huntington National Bank (United States)

The Huntington National Life Insurance Company (Arizona)

The Huntington Real Estate Investment Company

Thirty-Seven Corporation

Tower Hill Securities, Inc. (Nevada)

Unified Financial Securities, Inc. (Indiana)

Unizan Capital, LLC (Delaware)

WMC Acquisition LLC (Indiana)

*	- Owned jointly between The Huntington National Bank and Huntington Bancshares Incorporated.
**	- Less than 100% owned.
***	- Owned by HNB 2000-B (Q) LLC and HNB 2000-B (NQ) LLC in proportion to assets sold.